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                                                                   EXHIBIT 10



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus and Statement of Additional Information constituting part of this Registration Statement on Form N-4 for FS Variable Annuity Account Two of First SunAmerica Life Insurance Company, of our report dated November 7, 1997 relating to the financial statements of First SunAmerica Life Insurance Company, which appears in such prospectus, and of our report dated November 19, 1997 relating to the financial statements of FS Variable Annuity Account Two of First SunAmerica Life Insurance Company, which appears in such Statement of Additional Information. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Prospectus and Statement of Additional Information, respectively.



PRICE WATERHOUSE LLP
Los Angeles, California
December 24, 1997